UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2004

Hughes Supply, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-08772	59-0559446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hughes Way, Orlando, Florida	32805
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 841-4755

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On August 24, 2004, the Board of Directors of Hughes Supply, Inc., approved the restatement of its articles of incorporation. The restatement did not contain an amendment to the articles of incorporation and did not require shareholder approval. The restated articles of incorporation became effective on August 24, 2004 and are attached hereto as Exhibit 3.1.

On August 24, 2004, the Board of Directors also amended the bylaws of Hughes Supply, Inc. to effect the change in the Company’s fiscal year from a 52- or 53- week period ending on the last Friday in January to a 52-week fiscal year ending on January 31 of each year effective January 31, 2005. The amended and restated bylaws are attached hereto as Exhibit 3.2. This is not deemed to be a change in fiscal year for the purposes of reporting subject to Rule 13a-10 or 15d-10 under the Securities Exchange Act of 1934 because the new fiscal year commences with the end of the old fiscal year, and no transition report is required.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 3.1	Restated Articles of Incorporation of Hughes Supply, Inc.

Exhibit 3.2	Amended and Restated By-Laws of Hughes Supply, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2004

Hughes Supply, Inc.

By:	/s/ David Bearman
David Bearman Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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Index to Exhibits filed with Form 8-K

Exhibit	Description of Exhibit
3.1	Restated Articles of Incorporation of Hughes Supply, Inc.

3.2	Amended and Restated By-Laws of Hughes Supply, Inc.

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